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                                                                   Exhibit 23(l)

                                December 9, 1999

The Board of Trustees
Century Capital Management Trust
One Liberty Square
Boston, Massachusetts  02109

Re:      Subscription for Shares of Century Small Cap Select Fund

Gentlemen:

         Century Capital Management, Inc. ("CCM") hereby purchases 10,010 Institutional Shares of Century Small Cap Select Fund (the "Fund") at $10.00 per share, for an aggregate purchase price of $100,100.

         In connection with such purchase, CCM represents that such purchase is made for investment purposes by CCM without any present intention of redeeming or selling such shares.

                                               Very truly yours,

                                               CENTURY CAPITAL MANAGEMENT, INC.

                                               By: /s/  Allan W. Fulkerson
                                                   ---------------------------
                                                        Allan W. Fulkerson
                                                        President